Series Number:  4
For the Period Ending 6/30/12

48)                            Class I & III

First $250 million                                                       1.5000%
Next $250 million                                                       1.2000%
Next $500 million                                                       1.1000%
Over $1 billion                                         1.0000%

Class II & IV

First $250 million                                                       1.4000%
Next $250 million                                                       1.1000%
Next $500 million                                                       1.0000%
Over $1 billion                                         0.9000%

72DD)              1. Total income dividends for which record date passed during the period
Class I                   1,629

                            2. Dividends for a second class of open-end company shares
Class II                                         405
Class III                                         7
Class IV                 10

73A)              1. Dividends from net investment income
Class I                            $0.0675

              2. Dividends from a second class of open-end company shares
Class II                                         $0.0548
Class III                            $0.0675
Class IV                                         $0.0548

74U)              1. Number of shares outstanding (000's omitted)
Class I                                         23,452

2. Number of shares outstanding of a second class of open-end company shares   (000's omitted)
Class II                             7,024
Class III                                          101
Class IV                                          174

74V)              1. Net asset value per share (to nearest cent)
Class I                            $7.73

2. Net asset value per share of a second class of open-end company shares (to nearest cent)
Class II                            $7.72
Class III                            $7.73
Class IV                            $7.73

Series Number:  5
For period ending 6/30/12

48)

Class I & Class III
First $500 million 1.000%
Next $500 million 0.950%
Over $1 billion 0.900%

Class II
First $500 million 0.900%
Next $500 million 0.850%
Over $1 billion 0.800%

72DD)                      1. Total income dividends for which record date passed during the period
                                Class I                3,527
            2.  Dividends for a second class of open-end company shares
                                Class II                                                                3,579
        Class III                                           63

73A)           1. Dividends from net investment income
                                Class I                                                                 $0.0594
           2. Dividends for a second class of open-end company shares
                                Class II                                                                $0.0551
        Class III                                           $0.0594

74U)           1. Number of shares outstanding (000's omitted)
                              Class I                                           57,154

2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                              Class II                                 64,673
        Class III                                            970

74V)           1. Net asset value per share (to nearest cent)
                              Class I                                $6.15

2.Net asset value per share of a second class of open-end company shares (to nearest cent)
                              Class II                                $6.16
        Class III                                           $6.15

Series Number:  6
For period ending 6/30/12

72DD)                      1. Total income dividends for which record date passed during the period
                               Class I                                                      1,952

2. Dividends for a second class of open-end company shares
                   Class II                                           103
                             Class III                                42

73A)           1. Dividends from net investment income
                               Class I                                                      $0.0573

2. Dividends for a second class of open-end company shares
       Class II                                $0.0494
       Class III                                $0.0573

74U)           1. Number of shares outstanding (000's omitted)
                              Class I                                33,728

2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class II                                2,044
        Class III                                           660

74V)           1. Net asset value per share (to nearest cent)
                             Class I                                $6.63

2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                              Class II                                $6.63
                                Class III                                                                $6.63

Series Number:  7
For period ending 6/30/12

48)

Class I & Class III
First $500 million 1.000%
Next $500 million 0.950%
Over $1 billion 0.900%

Class II
First $500 million 0.900%
Next $500 million 0.850%
Over $1 billion 0.800%

74U)           1. Number of shares outstanding (000's omitted)
                              Class I                                           3,320

2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                              Class II                                 19,364
        Class III                                            52

74V)           1. Net asset value per share (to nearest cent)
                              Class I                                $10.28

2.Net asset value per share of a second class of open-end company shares (to nearest cent)
                              Class II                                $10.15
        Class III                                           $10.27

Series Number:  8
For period ending 6/30/12

48)	Class I 1.0000%
Class II                 0.9000%

Series Number:  9
For period ending 6/30/12

48)	Class I

First $1 billion 0.9000%
Next $4 billion 0.8000%
Over $5 billion 0.7000%

       Class II

First $1 billion 0.8000%
Next $4 billion 0.7000%
Over $5 billion 0.6000%

Series Number:  10
For period ending 6/30/12

48)           Class I        1.000%
Class II       0.900%

Series Number:  12
For period ending 6/30/12

48)	Class I 1.0000%
Class II                 0.9000%